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                                                      EXHIBIT 24(b)(8)(g)(viii)

                  AMENDMENT NO. 8 TO PARTICIPATION AGREEMENT
                   AMONG OPPENHEIMER VARIABLE ACCOUNT FUNDS,
                          OPPENHEIMERFUNDS, INC. AND
                       MINNESOTA LIFE INSURANCE COMPANY

   This Amendment No. 8 is incorporated in and made a part of the Participation Agreement (the "Agreement") as of the 15th of April, 2011, by and among Minnesota Life Insurance Company (hereinafter the "Company"), on its own behalf and on behalf of one or more segregated asset accounts of the Company (hereinafter the "Account"), Oppenheimer Variable Account Funds (hereinafter the "Fund") and OppenheimerFunds, Inc. (hereinafter the "Adviser"). The following terms and conditions amend the terms of the Agreement and, in the case of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Addendum, the language of this Addendum shall control and govern. All capitalized and abbreviated terms defined in the Agreement shall have the same definitions apply in this Addendum.

    1. Schedule 2 of the Agreement is deleted and replaced with the Schedule 2 to this Addendum, attached hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 8 to the Agreement to be executed in its name and on its behalf by its duly authorized representative effective April 15, 2011:

                              Company:
                              --------
                              MINNESOTA LIFE INSURANCE COMPANY
                              By its authorized officer,

                              /s/ Bruce P. Shay
                              --------------------------------------
                              By: Bruce P. Shay
                              Title: Executive Vice President
                              Date: 4/11/11

                              Fund:
                              -----
                              OPPENHEIMER VARIABLE ACCOUNT FUNDS
                              By its authorized officer,

                              /s/ Brian W. Wixted
                              --------------------------------------
                              By: Brian W. Wixted
                              Title: Treasurer
                              Date: 4/6/11

                              Advisor:
                              --------
                              OPPENHEIMERFUNDS, INC.
                              By its authorized officer,

                              /s/ Christina Nasta
                              --------------------------------------
                              By: Christina Nasta
                              Title: SVP
                              Date: 4/4/11

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                                  SCHEDULE 2
                          (AS AMENDED APRIL 15, 2011)

Portfolios of Oppenheimer Variable Account Funds shown below do not include service class shares unless expressly indicated:

   Oppenheimer Capital Appreciation Fund/VA - Service Shares
   Oppenheimer High Income Fund/VA - Service Shares
   Oppenheimer Main Street Small - & Mid Cap Fund/VA - Service Shares Oppenheimer Global Securities/VA - Non Service Shares
   Oppenheimer Main Street Small - & Mid Cap Fund/VA - Non Service Shares